SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2019
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)(Exact name of registrant as specified in its charter)

Delaware	001-36347	11-246169
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2121 Rosecrans Avenue Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)

Registrant’s telephone number, including area code: (310) 587-1477

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2019, the Company entered into an Amended and Restated Uncommitted Credit Agreement with Cooperative Rabobank U.A. as Joint Lead Arranger and Administrative Agent/Bookrunner, Natixis as Joint Lead Arranger and Syndication Agent, and various lenders (the “Credit Agreement.”) The Credit Agreement will become effective as of March 29, 2019 and provides for a $260 million credit facility, consisting of a $210 million base and a $50 million accordion feature. The maturity date of the new credit facility is March 27, 2020.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits:

10.1
Amended and Restated Uncommitted Credit Agreement, dated as of March 29, 2019, by and among A-Mark Precious Metals, Inc., as Borrower, Cooperatieve Rabobank U.A. as Administrative Agent and Joint Lead Arranger/Bookrunner, Natixis as Syndication Agent and Joint Lead Arranger, and the Lenders named therein.

99.1	Press Release, dated March 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019

A-MARK PRECIOUS METALS, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and Secretary